Exhibit 16

POWER OF ATTORNEY

        The undersigned, Robert C. Doll, Jr., Donald C. Burke, Ronald W. Forbes, Cynthia A. Montgomery, Jean Margo Reid, Roscoe S. Suddarth and Richard R. West, the Directors/Trustees and/or the Officers of each of the registered investment companies listed in Appendix A hereto, or of the master trust in which such registered investment company invests, hereby authorize Robert C. Doll, Jr., Howard Surloff, Denis R. Molleur, Donald C. Burke, and Alice A. Pellegrino or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated the Registration Statement on Form N-1A or Form N-2, as applicable, filed for such registered investment company or any amendment thereto (including post-effective amendments) for or on behalf of each registered investment company listed in Appendix A and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

Dated: February 13, 2007

/s/ ROBERT C. DOLL, JR.	/s/ DONALD C. BURKE
Robert C. Doll, Jr. (President/Principal Executive Officer/Director/Trustee)	Donald C. Burke (Vice President/Treasurer/Principal Financial and Accounting Officer)

/s/ RONALD W. FORBES	/s/ CYNTHIA A. MONTGOMERY
Ronald W. Forbes (Director/Trustee)	Cynthia A. Montgomery (Director/Trustee)

/s/ JEAN MARGO REID	/s/ ROSCOE S. SUDDARTH
Jean Margo Reid (Director/Trustee)	Roscoe S. Suddarth (Director/Trustee)

/s/ RICHARD R. WEST
Richard R. West (Director/Trustee)

APPENDIX A

Fund Name	Securities Act of 1933 File No.	Investment Company Act of 1940 File No.
CMA Money Fund	2-59311	811-02752
WCMA Money Fund	333-99387	811-21196
Master Money Trust	N/A	811-21299
CMA Government Securities Fund	2-72724	811-03205
WCMA Government Securities Fund	333-99395	811-21197
Master Government Securities Trust	N/A	811-21300
CMA Tax-Exempt Fund	2-69877	811-3111
WCMA Tax-Exempt Fund	333-99391	811-21198
Master Tax-Exempt Trust	N/A	811-21301
CMA Treasury Fund	33-37439	811-06196
WCMA Treasury Fund	333-99389	811-21199
Master Treasury Trust	N/A	811-21298
CMA Multi-State Municipal Series Trust	33-20463	811-5011
BlackRock Balanced Capital Fund, Inc.	2-49007	811-2405
BlackRock Bond Fund, Inc.	2-62329	811-02857
Master Bond Trust	N/A	811-21434
BlackRock Developing Capital Markets Fund, Inc.	33-28248	811-05723
BlackRock Equity Dividend Fund	33-14517	811-5178
BlackRock EuroFund	33-4026	811-4612
BlackRock Global Allocation Fund, Inc.	33-22462	811-5576
BlackRock Global Dynamic Equity Fund	333-124372	811-21759
BlackRock Global Financial Services Fund, Inc.	333-80061	811-09375
Global Financial Services Master Trust	N/A	811-09633
BlackRock Global SmallCap Fund, Inc.	33-53399	811-07171
BlackRock Global Technology Fund, Inc.	333-48929	811-8721
BlackRock Global Value Fund, Inc.	333-1663	811-7561

Fund Name	Securities Act of 1933 File No.	Investment Company Act of 1940 File No.
BlackRock Healthcare Fund, Inc.	2-80150	811-3595
BlackRock Latin America Fund, Inc.	33-41622	811-6349
BlackRock Municipal Bond Fund, Inc.	2-57354	811-02688
BlackRock Municipal Series Trust	33-8058	811-4802
BlackRock Pacific Fund, Inc.	2-56978	811-2661
BlackRock Senior Floating Rate Fund, Inc.	333-39837	811-5870
BlackRock Senior Floating Rate Fund II, Inc.	333-52372	811-09229
Master Senior Floating Rate Trust	N/A	811-10171
BlackRock Utilities and Telecommunications Fund, Inc.	33-37103	811-6180